RiT AND BELDEN CDT NETWORKING LAUNCH

INTELLIMAC-PLUS GIGABIX SOLUTION,
WORLD’S -FIRST MANAGED TERMINATION BLOCK

Fort Mill, South Carolina and Tel Aviv, Israel, January 24, 2005 - Belden CDT Networking, part of Belden CDT Inc. (NYSE:BDC) and a world leader in the design, manufacture, and marketing of a broad range of cabling and connectivity components, and RiT Technologies Ltd. (NASDAQ: RITT), the pioneer of Intelligent Physical Layer Management Solutions (IPLMS), today launched the IntelliMAC-Plus GigaBIX Solution, the world’s first solution for managing termination block connectivity.

This cutting-edge product is the first to be developed under the framework of the strategic R&D and Marketing partnership formed between the two companies in January 2004. Note: the partnership was formed between RiT and NORDX/CDT. CDT has since merged with Belden to become a $1.1 billion supplier of products for the specialty electronics and data networking markets.

By bringing IPLMS functionality to GigaBIX and BIX Cross-Connect Wire solutions, the IntelliMAC-Plus delivers a broad range of quick-ROI benefits to the BIX termination block environment – benefits proven through a decade of intelligent patch panel usage throughout the world. Whether deployed at the time of a new installation or retrofitted to existing installations, the solution’s LED-guided Moves, Adds and Changes (MACs), comprehensive monitoring and alert capabilities, and automatic documentation help the IT staff slash the cost of network maintenance, reduce downtime, improve planning and increase physical security.

“We are excited to join with RiT in bringing the proven IPLMS concept to the world of termination blocks,” said Brian O’Connell, Vice-President of Sales and Marketing for the Belden CDT Networking Division. BIX and GigaBIX installations are often deployed when real-estate is at a premium so the connections are very dense  and visibility is hard to achieve. By bringing features like LED-guided MACs into these high-density environments, we can help customers maximize network uptime by improving troubleshooting, and optimize their maintenance budgets by reducing the time it takes to perform the MAC.”

“The strategic partnership between our two companies has been particularly effective and satisfying, resulting in a superb new product in record time,” added Liam Galin, President and CEO of RiT. “Working together, we will now begin joint-marketing the IntelliMAC-Plus GigaBIX solution throughout the world. In addition, we continue expanding our R&D partnership with new projects that take advantage of the expertise of both our companies.”

About Belden CDT Networking

Belden CDT Networking, a unit of Belden CDT Inc., is a world leader in the design, manufacture, and marketing of a broad range of cabling and connectivity components for the commercial communications market.  The unit offers both cabling components as well as complete end-to-end Belden IBDN structured cabling systems. Headquartered in Fort Mill, South Carolina, Belden CDT Networking has manufacturing facilities in North America and Europe, and distribution centers in the U.S., Canada, Singapore, Australia and the Netherlands. Belden CDT Inc., formed in July 2004 through the merger of Belden Inc. and Cable Design Technologies Corp., is one of the largest U.S.-based manufacturers of high-speed electronic cables and focuses on products for the specialty electronics and data networking markets, including connectivity.

About RiT Technologies

RiT Technologies pioneered the development of intelligent physical layer solutions, designed to provide superior control, utilization and maintenance of networks. RiT's innovative solutions help customers capitalize on network investments and reduce cost of ownership.

RiT's Enterprise Solutions include PatchView™ for full web-based management, planning and troubleshooting of network physical layer connectivity. PairView™ and PairQ™ Carrier Solutions help telcos capitalize on outside plant investments by giving them reliable, mass-verified and qualified infrastructure and connectivity databases.

With a global sales network spanning 60 countries, RiT's key customers include major financial institutions, corporations and global telecommunications companies such as: Deutsche Telekom, TELMEX, TELENOR, KPN, The New York Mercantile Exchange (NYMEX), ING Barings, INVESCO, DIAGEO, Daewoo, KPN and Reuters.

RiT is a member of the RAD group, a world leader in communications solutions. For more information, please visit our website: www.rittech.com

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: This release contains forward looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of competitive products and pricing, product demand and market acceptance, new product development, reliance on key strategic alliances, availability of raw materials, the regulatory environment, fluctuations in operating results and other risk detailed from time to time in the Company’s filings with the Securities Exchange Commission.

This press release is available at http://www.rittech.com/, www.BeldenIBDN.com and http://www.portfoliopr.com/

COMPANY

RiT Technologies Ltd.

Belden CDT Inc.

CONTACTS:

Shelagh Hammer

Alison McCreath

VP Corporate Marketing

Marketing Communications Manager

+972-3-645 5131

1-514-822-7579

shelaghh@rit.co.il            alison.mccreath@nordx.com

AGENCY CONTACT: PortfolioPR

Jerry Cahn

Principal

212-736-9224

jcahn@portfoliopr.com

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